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                                                                     EXHIBIT 8.1


October 27, 1997

PRIVATE & CONFIDENTIAL
The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
Olympia,  Washington

You have requested the opinions of KPMG Peat Marwick LLP ("KPMG") regarding certain federal income tax consequences of two integrated transactions described below. All section references herein are, unless otherwise specified, to the Internal Revenue Code of 1986, as amended (the "Code").

In rendering the tax opinions contained herein, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

In order to facilitate a full and complete understanding of the FACTS AND REPRESENTATIONS upon which our opinions would be based, prior to finalization of this opinion, a draft dated October 15, 1997 was circulated for review and concurrence by Heritage Financial Corporation, MHC. The opinions contained herein are based solely upon the FACTS AND REPRESENTATIONS as contained herein. If any of the FACTS or REPRESENTATIONS are not correct or complete it is imperative that we be so informed in writing immediately as such could cause us to change our opinions.

FACTS
-----

Heritage Financial Corporation, MHC (the "Mutual Holding Company") is a state-chartered mutual holding company organized in the state of Washington. The Mutual Holding Company maintains its books on the accrual method of accounting and files a tax return on a June 30 year end basis. As a mutual holding company, the Mutual Holding Company has no capital stock.
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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

Heritage Savings Bank (the "Bank") is a state-chartered stock savings bank organized in Washington. The Mutual Holding Company owns approximately 66.3 percent of the issued and outstanding stock of the Bank. The remaining 33.7 percent of the Bank's stock is held by the public.

The Mutual Holding Company and the Bank were organized on January 31, 1994 in connection with the reorganization of Heritage Bank, a Mutual Savings Bank, (the "Mutual Bank") from a state mutual savings bank into the Mutual Holding Company (the "1994 Reorganization"). In June of 1993 the Bank received rulings from the Internal Revenue Service (the "Service") holding that the 1994 Reorganization constituted a tax-free transaction under Section 351 of the Code. The Bank issued common stock to the Mutual Holding Company in exchange for substantially all of the assets and all of the liabilities of the Mutual Bank. As part of the 1994 Reorganization, the Bank issued a portion of its stock to the public in exchange for cash whereby immediately after the 1994 Reorganization the public owned approximately 33.3 percent of the outstanding Bank Stock and the Mutual Holding Company owned the remaining 66.7 percent.

The principal business of the Bank is the acceptance of savings deposits from the general public and originating for sale or investment purposes first mortgage loans on residential properties located in western Washington. The Bank also makes residential construction loans, income property loans, business loans, consumer loans and second mortgage loans. The Bank's income is derived largely from interest and fees in connection with its lending activities. Its principal expenses are interest paid on savings deposits and operating expenses.

Currently, the management of the Bank and the Mutual Holding Company believe it would be in their best interest, as well as the best interest of their stockholders and members (respectively) to operate in the corporate structure specified below. The proposed transactions will result in the Bank being wholly owned by Heritage Financial Corporation, a capital stock corporation organized under the state law of Washington (the "Holding Company"), which is a more common structure and form of ownership than a mutual holding company. The new corporate structure would also provide greater organizational flexibility, and enable the resulting institutions to increase their equity capital base available for expansion of services, facilities, possible future acquisitions of other financial institutions, possible diversification into other related financial services activities, and enhance their ability to render services to the public in a competitive manner. In addition, the proposed transactions will result in the raising of additional

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

capital for the Bank and the Holding Company. As well, the proposed transactions have been structured to re-unite the accumulated earnings and profits tax attribute retained by the Mutual Holding Company with the retained earnings of the Bank through a tax-free reorganization. This would increase the Bank's ability to pay dividends in the future.

The Bank and the Mutual Holding Company have adopted the Amended and Restated Plan of Conversion and Reorganization of Heritage Financial Corporation, MHC referred to herein as the "Plan of Conversion". The Mutual Holding Company and the Bank represent that the Plan of Conversion shall be submitted together with all requisite material to the Washington Department of Financial Institutions, Division of Banks (the "Division"), the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco.

For valid business reasons, as described above and in the prospectus to be used in the public offerings of Holding Company Stock described herein
("Prospectus"), the present corporate structure of the Mutual Holding Company and the Bank will be changed pursuant to the following proposed transactions:

   (1) The Bank will form the Holding Company as a new, wholly owned, first tier subsidiary of the Bank.

   (2) The Holding Company will form an interim corporation ("Interim Bank B") as a new, wholly owned first tier subsidiary that is a state-chartered stock bank.

   (3) Pursuant to the Plan of Merger between the Mutual Holding Company and the Bank, the Mutual Holding Company will convert from the mutual form to a state interim stock bank ("Interim Bank A") and Interim Bank A will immediately merge with and into the Bank with the Bank being the surviving corporation ("Merger 1"). Pursuant to Merger 1, the common stock of the Bank which was previously held by the Mutual Holding Company will be canceled and eligible members of the Mutual Holding Company will receive an interest in a liquidation account (the "Bank Liquidation Interests") of the Bank in exchange for such member's interest in the Mutual Holding Company.

        The initial balance of the liquidation account will equal 66.31 percent of the Bank's total shareholder equity as reflected in its June 30, 1997 statement of

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        financial condition, which is the latest statement of financial condition expected to be contained in the Prospectus to be utilized in the Mutual Holding Company's mutual-to-stock conversion (the "Conversion") plus an amount equal to the aggregate amount of Bank Common Stock dividends waived by the Mutual Holding Company since January 1, 1994, when the Mutual Holding Company was formed, and the amount of assets other than Bank Common Stock (approximately $120,000) held by the Mutual Holding Company.

   (4) Immediately following Merger 1, pursuant to the Plan of Reorganization among the Bank, the Holding Company and Interim Bank B, Interim Bank B will merge with and into the Bank, with the Bank surviving ("Merger 2"). Merger 2 will be completed in accordance with applicable federal and state laws. The stock of the Bank held by the public, which then will constitute all of the outstanding shares of the Bank, will automatically be converted into common stock of the Holding Company ("Holding Company Stock") based upon a exchange ratio which ensures that the public shareholders will own, in the aggregate, approximately the same percentage of stock of the Holding Company outstanding upon completion of the Conversion as the percentage of the stock of the Bank owned by them in the aggregate immediately prior to the consummation of the Conversion, before giving effect to (a) cash paid in lieu of issuing fractional shares of stock of the Holding Company, (b) an adjustment downward to reflect the aggregate amount of Bank Common Stock dividends waived by the Mutual Holding Company since January 1, 1994, when the Mutual Holding Company was formed and the amount of assets other than Bank Common Stock (approximately $120,000) held by the Mutual Holding Company, and (c) any shares of stock of the Holding Company purchased by such public stockholders in the offering described below.

   (5) All of the shares of common stock of Interim Bank B held by the Holding Company shall be converted into one share of common stock of the Bank which will continue to be owned by the Holding Company. The shares of Holding Company issued prior to the effective date of the conversion shall be canceled.

   (6) Simultaneously with the consummation of Merger 2, the Holding Company will sell additional shares of Holding Company Stock, with priority



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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        subscription rights granted to certain members of the Mutual Holding Company at specified dates, and to tax qualified employee benefit plans, directors, employees, the public stockholders of the Bank and members of the public.

REPRESENTATIONS
---------------

Representations related to the conversion of MHC into Interim Bank A:
---------------------------------------------------------------------

   (1) The fair market value of the mutual interests in the Mutual Holding Company will approximately equal the fair market value of the interest in the liquidation account in Interim Bank A constructively received in exchange therefor. All proprietary rights in the Mutual Holding Company are being surrendered in the exchange.

   (2) Immediately following such conversion, Interim Bank A will possess the same assets and liabilities as the Mutual Holding Company held immediately prior to the proposed transaction. Assets used to pay expenses of the conversion and all distributions will in the aggregate constitute less than one percent of the assets of the Mutual Holding Company, net of liabilities associated with such assets. Following such conversion, Interim Bank A will continue to engage in its business in substantially the same manner as engaged in Mutual Holding Company prior to such Conversion. Except for the Merger, as described above, Interim Bank A has no plan or intention to sell or otherwise dispose of any of its assets, except in the ordinary course of business.

   (3) Compensation to be paid to the mutual owner-employees of Mutual Holding Company will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services.

   (4) The aggregate fair market value of the "qualifying deposits" entitled to interests in the liquidation account to be established constructively by Interim Bank A will equal or exceed 99 percent of the aggregate fair market value of all savings accounts in Bank as of the close of business on such date.

   (5)  No shares of Interim Bank A stock will be issued in the transaction.

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

   (6) Holders of Mutual Holding Company equity interests will constructively receive only interests in the liquidation account of Interim Bank A in the conversion.

   (7) Mutual Holding Company and Interim Bank A are corporations within the meaning of Section 7701(a)(3) of the Code.

   (8) Bank's savings depositors will pay expenses of the conversion solely attributable to them, if any. Mutual Holding Company, the Stock Association and the Association will pay their own expenses for the transaction and will not pay any expenses solely attributable to the savings depositors or to the Holding Company stockholders.

   (9) The liabilities of Mutual Holding Company, if any, assumed by Interim Bank A, plus the liabilities, if any, to which the transferred assets are subject were incurred by Mutual Holding Company in the ordinary course of its business.

   (10) The Mutual Holding Company is not under the jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

   (11) At the time of the proposed transaction, the fair market value of the assets of Mutual Holding Company on a going concern basis will exceed the amount of its liabilities plus the amount of liability to which its assets are subject.

Representations related to Merger 1:
------------------------------------

   (1) The fair market value of the Bank Liquidation Interests received by each Mutual Holding Company member will approximately equal the fair market value of the Mutual Holding Company liquidation interests surrendered in Merger 1.


   (2) To the best of the knowledge of management of the Mutual Holding Company, there is no plan on the part of any members of the Mutual Holding Company to reduce their ownership interest in the Bank Liquidation Interests to an interest having a value, as of the date of


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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        Merger 1, of less than 50 percent of the value of all of the formerly outstanding liquidation interests of the Mutual Holding Company as of the same date. For purposes of this representation, liquidation interests of the Mutual Holding Company exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Bank stock will be treated as outstanding Mutual Holding Company liquidation interests on the date of Merger 1.

   (3) The Bank has no plan or intention to reacquire any of the Bank Liquidation Interests issued in Merger 1.

   (4) The Bank has no plan or intention to sell or otherwise dispose of any of the assets of the Mutual Holding Company acquired in the transaction, except for the dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

   (5) The Liabilities of the Mutual Holding Company assumed by the Bank and the liabilities to which the transferred assets of the Mutual Holding Company are subject were incurred by the Mutual Holding Company in the ordinary course of its business.

   (6) Following the transaction the Bank will continue the historic business of the Mutual Holding Company or use a significant portion of the Mutual Holding Company's assets in a business and Bank will continue its business in a significantly unchanged manner.

   (7) The Bank, the Mutual Holding Company and the members of the Mutual Holding Company will pay their respective expenses, if any, incurred in connection with Merger 1.

   (8) There is no intercorporate indebtedness existing between the Mutual Holding Company and the Bank that was issued, acquired, or will be settled at a discount.

   (9)  No two parties to Merger 1 are investment companies as defined in
        Section 368(a)(2(F)(iii) and (iv) of the Code.

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

   (10) The Mutual Holding Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

   (11) The fair market value of the assets of the Mutual Holding Company transferred to the Bank will equal or exceed the sum of the liabilities assumed by the Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

Representations related to Merger 2:
------------------------------------

   (1) The fair market value of the Holding Company Stock received by the Bank shareholders will approximately equal the fair market value of the Bank stock surrendered in Merger 2.

   (2) To the best of the knowledge of management of the Bank, there is no plan on the part of any Bank stockholders to reduce their ownership interest in the Holding Company Stock to an interest having a value, as of the date of Merger 2, of less than 50 percent of the value of all of the formerly outstanding stock of the Bank as of the same date. For purposes of this representation, stock of the Bank exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Holding Company stock will be treated as outstanding Bank stock on the date of Merger 2. Moreover, shares of the Bank stock and shares of Holding Company Stock held by Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to Merger 2 will be considered in making this representation

   (3) Following Merger 2, the Bank will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Interim Bank B's net assets and at least 70 percent of the fair market value of Interim Bank B's gross assets held immediately prior to Merger. For purposes of this representation, amounts paid by the Bank or Interim Bank B to dissenters, amounts paid by the Bank or Interim Bank B to shareholders who receive cash or other property, amount used by the Bank or Interim Bank B to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Bank will be included as

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        assets of the Bank or Interim Bank B, respectively, immediately prior to the transaction.

   (4) Prior to Merger 2, the Holding Company will be in control of Interim Bank B within the meaning of Section 368(c) of the Code.

   (5) The Bank has no plan or intention to issue additional shares of its stock that would result in the Holding Company losing control of the Bank within the meaning of Section 368(c) of the Code.

   (6) The Holding Company has no plan or intention to reacquire any of its stock issued in Merger 2.

   (7) The Holding Company has no plan or intention to liquidate the Bank: to merge the Bank with or into another corporation; to sell or otherwise dispose of the Bank stock except for transfers of stock to a corporation controlled by the Holding Company; or to cause the Bank to sell or otherwise dispose of any of its assets or any of the assets acquired form Interim Bank B, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Bank.

   (8) Interim Bank B will have no liabilities assumed by the Bank, and will not transfer to the Bank any assets subject to liabilities, in Merger 2.

   (9) Following Merger 2, the Bank will continue its historic business or use a significant portion of its historic assets in a business.

   (10) The Holding Company, Interim Bank B, Bank and the shareholders of the Bank will pay their respective expenses, if any, incurred in connection with Merger 2.

   (11) There is no intercorporate indebtedness existing between the Holding Company and the Bank or between the Interim Bank B and that was issued, acquired, or will be settled at a discount.

   (12) In Merger 2, shares of the Bank stock representing control of the Bank, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of the Holding Company. For purposes of this representation, shares

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The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        of Bank stock exchanged for cash or other property originating with the Holding Company will be treated as outstanding Bank stock on the date of Merger 2.

   (13) At the time of Merger 2, the Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Bank, if exercised or converted would affect the Holding Company's acquisition or retention of control of the Bank, as defined in Section 368(c) of the Code.

   (14) The Holding Company does not own, nor has it owned during the past five years, any shares of the Bank stock.

   (15) No two parties to Merger 2 are investment companies as defined in
        Section 368(a)(2)(F)(iii) and (iv) of the Code.

   (16) On the date of Merger 2, the fair market value of the assets of the Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

   (17) The Bank is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

ANALYSIS
--------

Momentary existence of Interim Bank A
-------------------------------------

A question can be raised whether the brief existence of Stock Interim should be respected. If the existence is not respected, Bank could be treated as acquiring the Mutual Holding Company assets directly from MHC. However, because the form of the state law mergers will be (a) merger of Mutual Holding Company into Interim Bank A and (b) Interim Bank A into Bank, the acquisition may not qualify under section 368(a)(1)(A) if there is no state law merger of Mutual Holding Company directly into Bank.

Generally, a mere change in form that qualifies as a reorganization described by section 368(a)(1)(F) will be treated separately from its surrounding steps. For example, in Rev. Rul. 69-516, 1969-2 C.B. 66, a corporation changed its state of incorporation and then

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Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

transferred its assets to an other corporation solely for stock of the acquiring corporation. The ruling respected the change of the state of incorporation of the target corporation, notwithstanding the fact that the target immediately transferred all of its assets to the acquiring corporation. Specifically, the ruling holds that the change of the state of incorporation will be a reorganization within the meaning of section 368(a)(1)(F) and the asset acquisition by the second corporation will qualify under section 368(a)(1)(C). Similarly, Rev. Rul. 96-29, 1996-1 C.B. 72, emphasizes that a section 368(a)(1)(F) reorganization will generally be viewed as separate from surrounding transactions.

Accordingly, KPMG believes that the conversion of Mutual Holding Company into Interim Bank A should be viewed separately from the merger of Interim Bank A into Bank, notwithstanding the brief existence of Interim Bank A. Under this analysis, the conversion shall be analyzed under section 368(a)(1)(F) and the downstream merger of Interim Bank A into Bank should be respected as a statutory merger for purposes of section 368(a)(1)(A).

Rev. Proc. 94-76
----------------

Historically, a downstream merger of a parent into its subsidiary could qualify as a reorganization. See, e.g., Anna Gilmore v. Commissioner, 44 B.T.A. 881
(1941), acq. 1942-2 C.B. 2; George v. Commissioner, 26 T.C. 396 (1956) acq.
1956-2 C.B. 5; Rev. Rul. 78-47, 1978 C.B. 113; Rev. Rul 70-223, 190-1 C.B. 79;
and Rev. Rul. 85-197, 1985-2 C.B. 120; cf, G.C.M. 39404 (Apr. 15, 1982) (Service
permitted upstream merger of less than 80 percent owned subsidiary); see also PLR 9506036 (Nov. 15, 1994).

However, the Service announced in Rev. Proc. 94-76, 1994-2 C.B. 825, that it would not issue advance rulings in cases involving a combination by reorganization of a parent and its less than 80 percent owned subsidiary. The revenue procedure explained that such cases were under extensive study by the Service. Following the Tax Reform Act of 1986, there was concern that the disappearance of the parent's gain in its subsidiary stock may be inconsistent with the repeal of the General Utilities doctrine (which generally requires a corporation to recognize gain on a disposition of its assets). The study project considered whether the Service should address the disappearance of the stock gain with regulations under section 337(d). In Notice 96-6, 1996-5 I.R.B. 27, the Service announced that combining transactions were no longer an area under extensive study by the Service. However, the Service still refuses to issue advance rulings in the area. See section 3.01(23) of Rev. Proc. 97-3 I.R.B. 84, 88.


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Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

Given the issuance of Rev. Proc. 94-76, a question may be raised whether the downstream merger of Interim Bank A into Bank can qualify as a reorganization because Interim Bank A owns less than 80 percent of Bank. However, as evidenced by the citations above, both the courts and the Service have agreed for over half a century that downstream reorganizations such as Merger 1 can be bona fide tax-free reorganizations. Any change would present a change to an extremely long standing principle of tax law.

It is noteworthy that Rev. Proc. 94-76 does not indicate any potential effective date should the IRS decide to change this long standing tax principle.
Normally, when the IRS believes that change to a tax policy is required, it announces an effective date to notify taxpayers that transactions after such date may well suffer adverse tax consequences. See, e.g., Notice 94-76, Notice 94-73, and Notice-87-14. The Service could argue that because section 337(d) grants the Service extremely broad authority to issue regulations to enforce General Utilities repeal, it clearly has the authority to change the long standing tax policy on downstream mergers. It is also noteworthy that in over ten years, the Service has not issued any regulation under section 337(d) that would adversely impact the second merger.

Therefore, while the matter is not free from doubt, it is the professional judgment of KPMG that because:

   (1) Downstream mergers such as Merger 1 have been bona fide tax-free reorganizations for over 50 years;
   (2) Rev. Proc. 94-76 merely announced a study project which was formally closed without any conclusion about a change in tax policy; and
   (3) Rev. Proc. 94-76 does not announce any date regarding any potential change of tax policy;

any adverse change in tax policy regarding transactions such as the merger occasioned by Rev. Proc. 94-76 will be prospective in effect.

Liquidation accounts as a class of stock
----------------------------------------

In order to qualify under section 368(a)(2)(E), Bank shareholders must receive solely voting stock in Holding Company in exchange for an amount of Bank stock constituting control of Bank. Section 368(a)(2)(E)(ii). Section 368(c) defines control as 80 percent of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other

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Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

classes of stock of the corporation. Liquidation accounts of Bank will remain outstanding after the acquisition of Bank by Holding Company. Accordingly, if the liquidation accounts are treated as a class of non-voting stock of Bank, the section 368(a)(2)(E)(ii) control requirement will not be satisfied in the acquisition.

The Service has held that liquidation accounts can be treated as equity for purposes of the continuity of proprietary interest requirement for corporate reorganizations. See Rev. Rul. 80-105, 80-1 C.B. 78. Also, mutual interests have been treated as stock in the context of a corporate acquisition. See Rev. Rul. 69-3, 1969-1 C.B. 1969-1 C.B. 103 (section 354 applies to the exchange of a mutual interest in one corporation for a mutual interest in another). While acknowledging the role of a liquidation account as equity (Rev. Rul. 80-105), the Service historically has not accorded liquidation accounts the status of stock.

For example, in PLR 9510044 (March 10, 1995), a mutual holding company merged downstream into its subsidiary bank. The mutual owners received liquidation accounts in the bank. The newly formed holding company then acquired the bank stock in a reverse triangular reorganization purporting to qualify under section 368(a)(2)(E). The Service specifically held that it would disregard the liquidation accounts in the bank for purposes of applying the control requirement under section 368(a)(2)(E)(ii). While a PLR may not be used or cited as precedent pursuant to section 6110(j)(3) of the Code, it illustrates the Service's analysis and position on this issue.

If Merger 1 and Merger 2 are consummated as described herein, based solely upon information contained in the documents reviewed by us, and the FACTS and REPRESENTATIONS above, KPMG renders the following opinions with respect to the proposed transactions:

Conversion of Mutual Holding Company to Interim Bank A
------------------------------------------------------

   (1) The conversion of Mutual Holding Company from a state mutual holding company to Interim Bank A, a state stock savings, as described above, should constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized to either the Mutual Holding Company or to Interim Bank A as a result of such conversion (Revenue Ruling 80-105, 1980-1 C.B. 78). The Mutual Holding Company and Interim Bank A will each be a party to a reorganization within


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Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        the meaning of Section 368(b) of the Code (Revenue Ruling 72-206, 1972-1 C.B. 104).

   (2) Interim Bank A's basis of the assets received from the Mutual Holding Company will equal the basis of such assets in the hands of Mutual Holding Company immediately before the conversion (Section 362(b) of the Code).

   (3) Interim Bank A's holding period of the assets received from Mutual Holding Company include the period during which Mutual Holding Company held such assets prior to the Conversion (Section 1223(2) of the Code).

   (4) Owners of mutual interests in Mutual Holding Company will recognize no gain or loss on their constructive exchange of their mutual interests for liquidation accounts in Interim Bank A (Rev. Rul. 69-3 and Rev. Rul. 69-646).

   (5) The part of the taxable year of Mutual Holding Company before the conversion and the part of the taxable year of Interim Bank A after the conversion will constitute a single taxable year of Interim Bank A. (See Revenue Ruling 57-276, 1957-1 C.B. 126). Consequently, the Mutual Holding Company will not be required to file a federal income tax return for any portion of such taxable year (Section 1.381(b)-1(a)(2) of the Treasury Regulations).

   (6) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Treasury Regulations, Interim Bank A will succeed to and take into account the earnings and profits or deficit in earnings and profits of Mutual Holding Company.

   (7) For purposes of Section 381 of the Code, the Interim Bank A will be treated the same as the Mutual Holding Company would have been had there been no reorganization. Accordingly, the taxable year of the Mutual Holding Company will not end on the effective date of the proposed transaction merely because of the transfer of assets of the Mutual Holding Company to the Interim Bank A and the tax attributes of Mutual Holding Company enumerated in Section 381(c) will be taken into account by Interim Bank A as if there had been no reorganization (Section 1.381(b)-1(a)(2)) of the Treasury Regulations).

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Page 15
The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

Downstream merger of Interim Bank A into Bank and Holding Company formation
---------------------------------------------------------------------------

   (1)  Merger 1 should qualify as a reorganization within the meaning of
        Section 368(a)(1)(A) of the Code. Therefore, both Interim Bank A and the Bank will be a party to a "reorganization" as defined in Section 368(b) of the Code.

   (2)  Interim Bank A will recognize no gain or loss pursuant to Merger 1.

   (3) Bank will recognize no gain or loss upon the receipt of the assets of Interim Bank A in Merger 1.

   (4) Merger 2 will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Pursuant to Section 368(a)(2)(E) of the Code, Merger 2 is not disqualified from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) because Holding Company Stock will be conveyed to the Bank's public stockholders in exchange for their Bank Stock. Therefore, the Bank, the Holding Company, and Interim Bank B will each be a party to a reorganization as defined in Section 368(b) of the Code.

   (5) Interim Bank B will recognize no gain or loss upon the transfer of its assets to the Bank pursuant to Merger 2.

   (6) Bank will recognize no gain or loss upon the receipt of the assets of Interim Bank B.

   (7) Holding Company will recognize no gain or loss upon the receipt of Bank Stock solely in exchange for Holding Company Stock.

   (8) Bank's public shareholders will recognize no gain or loss upon their receipt of Holding Company Stock solely in exchange for their shares of Bank Stock.

   (9) A Bank public shareholder's basis of the Holding Company Stock received in exchange for its Bank stock will equal the basis of the Bank stock

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Page 16
The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

        surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fraction shares.

   (10) A Bank public shareholder's holding period of the Holding Company Stock received in exchange for its Bank stock will include the Holding period of the Bank Stock, provided that the Bank Stock was held as a capital asset on the date of the exchange.

   (11) Holding Company will recognize no gain or loss upon the sale of Holding Company Stock to investors.

   (12) The Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members (as such terms are defined in the Plan of Conversion) will recognize gain, if any, upon the issuance to them of: (i) withdrawable savings accounts in the Bank following the Conversion, (ii) Bank Liquidation Interest, and (iii) nontransferable subscription rights to purchase Holding Company Stock but only to the extent of the value, if any, of the subscription rights.

   (13) The tax basis to the holders of Holding Company Stock purchased in the public stock offerings will be the amount paid therefor, and the holding period for such shares will begin on the date of consummation of such offerings if purchased through the exercise of subscription rights.

SCOPE OF OPINION
----------------

The opinions expressed above are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other federal or state income tax or legal aspect of the offering. If any of the above stated facts, circumstances, or assumptions are not entirely complete or accurate, it is imperative that we be informed immediately because the inaccuracy of incompleteness could have a material effect on our conclusions. In rendering our opinions, we are relying upon the relevant provisions of the Code, the regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes also could have an effect on the validity of our opinions. Unless you specifically request otherwise, we will not update these opinions for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof. The opinions contained herein are not binding upon the Internal

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Page 17
The Boards of Directors
Heritage Financial Corporation, MHC
Heritage Savings Bank
October 27, 1997

Revenue Service, any other tax authority, or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

USE OF OPINION
--------------

This opinion is solely for the information and use of the Bank and the Mutual Holding Company in connection with Merger 1 and Merger 2, and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referred to, nor is it to be filed with any governmental agency or other person without our express written consent.

CONSENT
-------

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 ("Form S-1O") to be filed by the Holding Company with the Securities and Exchange Commission, to the Mutual Holding Company's Application for Conversion as filed with the Division and the FDIC.

                                        /s/ KPMG Peat Marwick LLP